                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                     EARTHSHELL CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             EARTHSHELL CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2000

                            ------------------------

    The 2000 Annual Meeting of Stockholders of EarthShell Corporation (the "Company") will be held at the Radisson Hotel Santa Barbara, 1111 E. Cabrillo Boulevard, Santa Barbara, California 93103, on May 12, 2000 at 10:00 a.m. Pacific Daylight Time, for the purposes of:

    (1) electing seven directors to serve until the 2001 annual meeting of stockholders and until their successors are elected and have qualified; and

    (2) transacting such other business as may properly come before the meeting and at any adjournment or postponement thereof.

    Only stockholders whose names appear of record on the books of the Company at the close of business on March 15, 2000 are entitled to notice of, and to vote at, such Annual Meeting or any adjournment or adjournments thereof.

    You are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used as long as, in accordance with the Company's Bylaws, you have notified the Secretary in writing of your intention to revoke your proxy before your proxy has been voted.

                                          By Order of the Board of Directors

                                          /s/ D. Scott Houston

                                          D. Scott Houston
                                          SECRETARY

Santa Barbara, California
April 14, 2000

                             EARTHSHELL CORPORATION

                                ----------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 2000

    This Proxy Statement is furnished to the stockholders of EarthShell Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Radisson Hotel Santa Barbara, 1111 E. Cabrillo Boulevard, Santa Barbara, California 93103, at 10:00 a.m. Pacific Daylight Time, on May 12, 2000, and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy were mailed on or about April 14, 2000 to all stockholders entitled to vote at the Annual Meeting.

    The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company has retained the services of U.S. Stock Transfer Corporation to assist in the solicitation of proxies from brokerage houses, banks and other custodians or nominees holding stock in their names for others.

    On March 15, 2000, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 100,045,166 shares of common stock, par value $.01 per share (the "Common Stock"), outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. The vote of a plurality of the shares cast in person or by proxy is required to elect a nominee for director. With respect to the election of each director at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such stockholder. The nominees who receive the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. The vote of a majority of shares present in person or by proxy and entitled to vote is required to approve the Proposals set forth below.

    Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions or broker non-votes are counted for purposes of determining the presence of a quorum for transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote on with respect to a particular matter. A broker non-vote will generally have the effect of a negative vote.

    Simon K. Hodson and D. Scott Houston, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Mr. Hodson is a director of the Company.

    UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY, ALL SHARES OF COMMON STOCK REPRESENTED BY VALID PROXIES RECEIVED PURSUANT TO THIS SOLICITATION (AND NOT REVOKED IN WRITING BEFORE THEY ARE VOTED) WILL BE VOTED AT THE ANNUAL MEETING FOR THE NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS AND FOR THE PROPOSALS DESCRIBED HEREIN. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. Under the Company's Bylaws, stockholder proposals may be made at the Annual Meeting only pursuant to a timely notice in writing delivered or mailed to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered or mailed to the Secretary at the Company's offices at 800 Miramonte Drive, Santa Barbara, California 93109 not more than the tenth day following the first public announcement of the Annual Meeting. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting, provided, however, that, in accordance with the Company's Bylaws, the stockholder has delivered to the Secretary a written notice of the stockholder's intention to revoke the proxy and vote in person prior to the voting of the proxy.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is currently comprised of eight members. At a meeting of the Board held on March 16, 2000 the Board was notified of William Marquard's decision to retire and resign effective May 12, 2000, the date of the Annual Meeting. The Board thereupon amended the Company's Bylaws to reduce the authorized number of directors by one, effective May 12, 2000, and there are therefore seven nominees for election as directors at the Annual Meeting. All directors are elected each year at the annual meeting of stockholders.

    In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable for election, the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.

    Under the Company's Bylaws, nominations of persons for election to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered or mailed to the Secretary at the Company's offices at 800 Miramonte Drive, Santa Barbara, California 93109 not more than the tenth day following the first public announcement of the Annual Meeting.

    The following table sets forth the name and age of each director, the year the director was first elected and his or her position with the Company.

NAME                         AGE                           POSITION                         DIRECTOR SINCE
----                       --------   ---------------------------------------------------   --------------
Essam Khashoggi..........     60      Chairman of the Board                                      1992
Simon K. Hodson..........     45      Vice Chairman of the Board, Chief Executive Officer        1992
                                      and President
John Daoud...............     64      Director                                                   1992
Layla Khashoggi..........     42      Director                                                   1992
Howard J. Marsh..........     75      Director                                                   1999
Jerold H. Rubinstein.....     61      Director                                                   1994
Lynn Scarlett............     50      Director                                                   1999

    The following is a biographical summary of the experience of the nominees for director of the Company.

    ESSAM KHASHOGGI has served as Chairman of the Board of the Company since its organization in November 1992. Mr. Khashoggi also served as Chairman of the Management Committee and Chief Executive Officer of E. Khashoggi Industries, LLC ("EKI") and its predecessor entity, E. Khashoggi Industries, since their organization in October 1997 and June 1991, respectively. Mr. Khashoggi has served as a director and officer of a number of domestic and foreign companies engaged in licensing, manufacturing, real estate marketing and design and has served as a Trustee for the University of California Santa Barbara Foundation.

    SIMON K. HODSON has served as Vice Chairman of the Board and Chief Executive Officer of the Company since its organization in November 1992, and as President of the Company since May 1999 and previously from December 1995 until May 1996. Mr. Hodson has also served as President and Vice Chairman of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively, and as President and Vice Chairman of Concrete Technology Corporation since August 1987. Mr. Hodson was President of National Cement & Ceramics Laboratories, Inc., a company previously engaged in materials science research, from June 1990 through 1995. He is a co-inventor of 75 issued U.S. patents and 45 issued foreign patents, as of March 22, 2000, all belonging to EKI.

    JOHN DAOUD has served as a Director of the Company since its organization in November 1992. Mr. Daoud served as Secretary of the Company from October 1996 through December 1999 and as the Assistant Secretary of the Company from June 1993 until October 1996. Mr. Daoud also served as the Chief Financial Officer and Secretary of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively. Mr. Daoud has also served as the Manager and Principal Officer of Condas International, LLC and its predecessor since 1987 and, in such capacity and in his individual capacity, has advised
Mr. Khashoggi and his affiliated entities on certain financial matters since 1972. From 1970 to 1972, Mr. Daoud was a Senior Auditor with Price Waterhouse and Company.

    LAYLA KHASHOGGI has served as a Director of the Company since its organization in November 1992. Ms. Khashoggi has also been a member of the Management Committee of EKI since its organization in October 1997 and a Director of CTC for the past five years. Ms. Khashoggi has served as an Executive Committee member of the Laguna Blanca School Board, Chairman of the Development Committee of Laguna Blanca School, Site Council Member of San Marcos High School, Co-Chairman of the Budget Committee of San Marcos High School, Executive Committee member of the Santa Barbara Zoo Board and Chairman of the Marketing Committee of the Santa Barbara Zoo Board. Ms. Khashoggi is Essam Khashoggi's spouse.

    JEROLD H. RUBINSTEIN  has served as a Director of the Company since
June 1994. Mr. Rubinstein has served as the Chairman and Chief Executive Officer of DMX, Inc., a music network using new technologies and new presentations of music listening, from 1986 through 1997. From 1981 to 1987, Mr. Rubinstein was the General Partner at JRC Oil, a Northern Colorado oil-drilling and exploration company, as well as the co-founder and Chairman of Los Angeles-based Bel Air Savings and Loan. From December 1978 until January 1980, he was the Chairman and Chief Executive Officer of United Artists Records, which he had purchased with a partner. From January 1975 until March 1978, he was the Chairman and Chief Executive Officer of the American Broadcasting Company music division. Mr. Rubinstein was also a founder of, and from 1971 to 1975 was a partner in, Segel, Rubinstein & Goldman, a business management firm that handled the financial affairs of a number of prominent members of the entertainment industry. Mr. Rubinstein is currently Chairman of XTRA Music Services, Inc., a provider of digital music throughout Europe, the Middle East and Russia. Mr. Rubinstein is a Director of U.S. Global
Investors, Inc., Santa Barbara Bowl Foundation and Laguna Blanca School.

    HOWARD J. MARSH served as Secretary of the Company from its inception through October 1996 and served as a full-time consultant of EKI from 1989 through 1993. Mr. Marsh was appointed a Director of the Company in April 1999. In 1989, Mr. Marsh joined Concrete Technology Corporation, a predecessor of EKI, as a consultant. Prior to joining the Company, Mr. Marsh served for several years as an attorney and subsequently, as a shareholder and member of the Board of Directors of Parsons, Behle & Latimer. From 1970 to 1973, Mr. Marsh was President of Kona-Post Corporation. From 1960 to 1969, Mr. Marsh served as General Counsel for Harvest Queen Mill & Elevator Co. and affiliated companies and started his own private law practice. Mr. Marsh also served for several years in government service, including service as a Special Agent in the FBI. Mr. Marsh is presently the President of Tippyune, Inc., a family owned corporation.

    LYNN SCARLETT  has served as a Director of the Company since May 1999.
Ms. Scarlett has served as Executive Director of the Reason Public Policy Institute (RPPI), a Los Angeles-based public policy research organization since 1997, where she focuses on industrial ecology, solid waste and incentive-based policy tools. She previously served as Vice President of Research at RPPI from 1990 to 1996. Since 1994, Ms. Scarlett has served as Chair of the Inspection and Maintenance Review Committee, an appointment made by former California Governor Pete Wilson. In addition, Ms. Scarlett served as a panelist on the Environmental Protection Agency's "Pay-as-You-Throw" project in 1995 and as Technical Advisor to the Solid Waste Association of North America's Integrated Waste Management Project from 1995-1996. She served as a consultant to the California Department of Conservation to reassess the state's bottle bill in 1997. Ms. Scarlett also served as Advisor to the Houghton-Mifflin "Encyclopedia of the Environment" project in 1992--1994 and contributed to the entry on source reduction. She is a member of the Board of Trustees of the Laguna Blanca School in Santa Barbara, the University of California, Santa Barbara Foundation, and Girls Inc. of Carpinteria.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Executive Committee of the Board of Directors consists of Messrs. Khashoggi, Hodson and Daoud. The Audit Committee consists of
Messrs. Khashoggi, Rubinstein, Marsh and Marquard. Mr. Marquard has notified the Board of Directors that he will resign as a director of the Company effective on the date of the Annual Meeting, and so he will no longer serve on the Audit Committee after that date. The Compensation Committee consists of Messrs. Khashoggi and Rubinstein and Ms. Scarlett. The Stock Option Committee is comprised of Messrs. Khashoggi and Rubinstein. The Conflicts Committee is comprised of Messrs. Marsh and Rubinstein. The Company does not have a nominating committee.

    The Executive Committee held one meeting in 1999. The primary function of the Executive Committee is to perform all of the duties otherwise vested in the Board of Directors when the Board is not in session, except for the following matters which have not been delegated to the Executive Committee: (1) declaring cash or stock dividends or distributions to stockholders of the Company;

(2) taking action on matters otherwise specifically delegated to other committees of the Board of Directors; (3) amending or repealing the Certificate of Incorporation or Bylaws of the Company or adopting new ones; (4) approving a plan of merger, acquisition or divestiture or sale, lease or exchange of substantially all of the business, properties or assets of the Company;
(5) authorizing or approving the issuance or sale of shares of stock of the Company; (6) authorizing the Company to perform or make a contract or commitment that is not contemplated by, or that has a financial commitment by the Company that exceeds the applicable amount budgeted under the Operating Budget or Capital Budget that has been approved by the Board of Directors, if such contract or commitment, together with any other such contract or commitment, involves a payment by the Company of more than $1 million in the aggregate, and
(7) electing or removing officers or directors or members of any committee of the Board of Directors.

    The Compensation Committee held two meetings in 1999. The functions of the Compensation Committee include: (1) reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company; (2) reviewing and commenting upon new executive compensation programs that the Company proposes to adopt;
(3) periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;
(4) ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders; (5) participating in the preparation of certain portions of the Company's annual proxy statement; (6) if necessary, hiring a compensation expert to provide independent advice on compensation levels and (7) ensuring that the Company undertakes appropriate planning for management succession and advancement.

    The Audit Committee held two meetings in 1999. The functions of the Audit Committee include: (1) recommending the engagement of an accounting firm to act as the Company's independent external auditor (the "Auditor"); (2) reviewing the Auditor's compensation, the proposed terms of its engagement, its independence and its performance during each year of its engagement; (3) reviewing the Company's annual financial statements and any significant disputes between management and the Auditor that arise in connection with the preparation of those financial statements; (4) reviewing the results of each external audit;
(5) reviewing the procedures employed by the Company in preparing published quarterly financial statements and related management commentaries;
(6) reviewing any major changes proposed to be made in auditing and accounting principles and practices in connection with the Company's financial statements;
(7) reviewing the adequacy of the Company's internal financial controls and
(8) if the Company has appointed a Director of Internal Audit, meeting periodically with the individual to evaluate compliance with the foregoing duties.

    The Stock Option Committee held three meetings in 1999. The Stock Option Committee is responsible for administering the Company's 1994 Stock Option Plan and 1995 Stock Incentive Plan (the "Plans") including, without limitation, the following: (1) adopting, amending and rescinding rules relating to the Plans;
(2) determining who may participate in the Plans and what awards may be granted to such participants; (3) granting awards to participants and determining the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant to the awards; (4) determining the terms and conditions of options automatically granted to directors pursuant to the Plans;
(5) determining whether and the extent to which adjustments are required pursuant to the anti-dilution provisions of the Plans and (6) interpreting and construing the Plans and the terms and conditions of any awards granted thereunder.

    The Conflicts Committee held three meetings in 1999. The functions of the Conflicts Committee include: (1) reviewing proposed transactions between the Company and (a) interested directors, (b) a controlling stockholder, (c) the parent of the Company or (d) other similar transactions that involve possible questions of conflicts or self-dealing; (2) reviewing transactions or conduct involving the Company and an "interested" director to determine whether the transaction is on at least as favorable terms to the Company as might be available from other third parties;
(3) reviewing the fairness of a transaction having self-dealing elements to determine whether it is reasonably likely to further the Company's business activities; (4) reviewing the fairness of a transaction having self-dealing elements to determine whether the process by which the decision was approved or ratified is fair; (5) ensuring that minority public stockholders that are affected by a proposal receive fair treatment; (6) ensuring that all conflict-of-interest transactions are disclosed in the Company filings with the Securities and Exchange Commission and (7) if necessary, retaining an independent expert to determine the advisability of the Company's entering into a transaction involving a possible conflict of interest and to determine fair terms for such a proposed transaction.

BOARD AND COMMITTEE ATTENDANCE AND COMPENSATION

    In 1999 the Board of Directors held eight meetings. All directors attended at least 75% of the aggregate of Board and committee meetings (for committees on which each served) held in 1999.

COMPENSATION OF DIRECTORS

    Until recently, the Company had never paid any cash compensation for the directors' services as directors, other than reimbursement for out of pocket expenses incurred in connection with attendance at such meetings. Based on a study conducted by SCA Consulting LLC, the Board approved a plan to pay to each non-employee director an annual retainer fee of $20,000, payable quarterly, plus a fee of $1,000 for attending regular meetings and $500 for each additional day of committee meetings attended. Messrs. Khashoggi, Daoud, Rubinstein and Marsh, Ms. Khashoggi and Ms. Scarlett are currently considered to be non-employee directors of the Company.

    The Board recently approved an amendment to the Company's 1995 Stock Incentive Plan to provide that each non-employee director who is elected at an annual meeting of stockholders held on or after January 1, 2000 will automatically be granted options to purchase 25,000 shares of the Company's Common Stock, effective at the conclusion of each such annual meeting. All such stock options will (i) vest one year after grant, assuming the individual is serving as a director as of such vesting date, and (ii) have an exercise price equal to the "fair market value" of the underlying shares, which is defined in the Plan as the closing trading price on the day before each annual meeting. In connection with this amendment, the Board also approved the grant of an additional 25,000 stock options to each non-employee director who was elected at the 1999 Annual Meeting of Stockholders and who was eligible to receive stock options under the previous version of the Company's 1995 Stock Option Plan. The grant of these options was effective on March 16, 2000 at the closing trading price on May 13, 1999, the day before the 1999 Annual Meeting, or $10.69 per share. These options will vest and become exercisable on May 12, 2000.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of each class of the Company's voting securities as of March 1, 2000, by (i) each person or company known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares, (ii) each director and director nominee of the Company, (iii) each of the Chief Executive Officer of the Company and the executive officers of the Company whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 1999 (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

                                                                  PERCENTAGE OF
                                                     NUMBER OF      SHARES OF
                                                     SHARES OF       COMMON
                                                      COMMON          STOCK
NAME AND ADDRESS(1)                                    STOCK       OUTSTANDING
-------------------                                 -----------   -------------
Essam Khashoggi(2)(3).............................  70,171,063         70.1%
Simon K. Hodson(4)................................     521,960            *
John Daoud(5).....................................      72,160            *
Layla Khashoggi(3)................................      20,960            *
William A. Marquard(3)............................      50,891            *
Jerold H. Rubinstein(3)...........................      20,960            *
Howard J. Marsh...................................       1,000            *
Lynn Scarlett.....................................           0            *
D. Scott Houston(6)...............................     292,000            *
Vincent J. Truant(7)..............................      58,500            *
William F. Spengler...............................           0            *
Michael Hagerty(8)................................      25,000            *
Directors and Executive Officers as a group         71,234,494
  (12 persons)....................................                     71.2%
E. Khashoggi Industries, LLC......................  57,892,730         57.9%
EKINVESCO.........................................   5,899,334          5.9%

------------------------

*   Indicates ownership of less than 1%.

(1) The address of all individuals, entities and shareholder groups listed in the table is c/o EarthShell Corporation, 800 Miramonte Drive, Santa Barbara, California 93109.

(2) Includes 57,892,730 shares held by E. Khashoggi Industries, LLC ("EKI"), and 5,899,334 shares held by EKINVESCO, each of which Mr. Khashoggi is the controlling owner. Also includes 6,378,999 shares held by other entities, including Concrete Technology Corporation ("CTC"), in which Mr. Khashoggi also has a controlling ownership interest. Mr. Khashoggi has sole voting and dispositive power with respect to all such 70,171,063 shares and is therefore deemed to be the beneficial owner of such shares.

(3) Represents options to purchase 20,960 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(4) Represents options to purchase 20,960 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable, but does not include any of the shares held by EKI or 860,871 shares held by CTC, in each of which Mr. Hodson holds a minority ownership interest.

(5) Represents options to purchase 25,000 shares of Common Stock issued to Mr. Daoud in his capacity as an officer of EKI and options to purchase 47,160 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(6) Represents options to purchase 137,550 shares of Common Stock issued under the 1994 Stock Option Plan and options to purchase 154,450 shares of Common Stock issued under the 1995 Stock Incentive Plan, which will be fully vested and exercisable within 60 days of the date of this proxy statement.

(7) Represents options to purchase 57,500 shares of Common Stock issued under the 1995 Stock Incentive Plan, which will be fully vested and exercisable within 60 days of the date of this proxy statement.

(8) Represents options to purchase 25,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable, but which expired on March 28, 2000.

                               EXECUTIVE OFFICERS

    The following table sets forth the names, ages and positions of each of the Company's executive officers. Subject to rights pursuant to any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.

NAME                                     AGE                        POSITION                    OFFICER SINCE
----                                   --------   --------------------------------------------  -------------
Simon K. Hodson......................     45      Vice Chairman of the Board, Chief Executive       1992
                                                  Officer and President
D. Scott Houston.....................     45      Chief Financial Officer and Secretary             1992
Vincent J. Truant....................     52      Senior Vice President, Marketing,                 1998
                                                  Environmental Affairs and Public Relations

------------------------

    The following is a biographical summary of the experience of the two executive officers of the Company (other than Mr. Hodson, who is a director and is described above).

    D. SCOTT HOUSTON has served as Chief Financial Officer for the Company since October 1999 and Secretary for the Company since December 1999. From January 1999 to October 1999, Mr. Houston served as Senior Vice President of Corporate Planning and Assistant Secretary. From July 1993 until January 1999, Mr. Houston served as Chief Financial Officer of the Company. From August 1986 until joining the Company, he served EKI and its affiliates in various positions, including as Chief Financial Officer and Vice President of CTC from 1986 to 1990. From 1984 to 1986, Mr. Houston operated Houston & Associates, a consulting firm. From July 1980 until September 1983, Mr. Houston held various positions with the Management Information Consulting Division of Arthur Andersen & Co., an international accounting and consulting firm.

    VINCENT J. TRUANT has served as Senior Vice President, Marketing, Environmental Affairs and Public Relations for the Company since October 1999. From March 1999 to October 1999 he served as Vice President, Marketing, Environmental Affairs and Public Relations, and from April 1998 to March 1999 as Vice President, Marketing and Sales. During a prior 14-year tenure at Sweetheart, Mr. Truant most recently served as Vice President and General Manager for the National Accounts Group and the McDonald's Corporation Strategic Business Units. Before joining Sweetheart, Mr. Truant was engaged in both domestic and international marketing assignments for Philip Morris Inc. and its subsidiaries. Before joining Philip Morris Inc., Mr. Truant held key marketing and sales positions with both Miller Brewing Company and Eli Lilly & Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to the Named Executive Officers. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during such period.

                                                                                                   LONG TERM
                                                                                                 COMPENSATION
                                       FISCAL YEAR            ANNUAL COMPENSATION                   AWARDS
                                          ENDED      -------------------------------------   ---------------------
                                        DECEMBER      SALARY     BONUS      OTHER ANNUAL     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                31          ($)*       ($)      COMPENSATION($)        OPTIONS(#)
---------------------------            -----------   --------   --------   ---------------   ---------------------
Simon K. Hodson......................      1999      $500,000   $     --       $ 4,800(4)                --
  Vice Chairman of the Board,              1998       520,834(1)  500,000(3)         625(4)              --
  Chief Executive Officer and
  President                                1997       125,000(2)       --       28,745(5)            15,720

D. Scott Houston.....................      1999       290,311    145,000         4,800(4)           250,000
  Chief Financial Officer                  1998       254,167    180,000         1,050(4)                --
  and Secretary                            1997       180,000         --            --                   --

Vincent J. Truant....................      1999       231,266    351,000         4,800(4)           200,000
  Senior Vice President,                   1998       150,000(6)   50,000        1,125(4)            75,000
  Marketing, Environmental                 1997            --         --            --                   --
  Affairs and Public Relations

William F. Spengler..................      1999       304,616(7)  430,000           --                   --
  Former Senior Vice President             1998       252,414(8)       --           --              100,000
  and Chief Financial Officer              1997            --         --            --                   --

Michael Hagerty......................      1999       314,038(9)  570,000        4,800(4)           200,000
  Former Vice President and                1998       141,684(10)   50,000       1,250(4)           100,000
  Chief Technology Officer                 1997            --         --            --                   --

------------------------------

  * The Company provides various prerequisites to its executives which are not disclosed in accordance with SEC regulations because the value of such prerequisites is less than 10% of the executive's salary.

 (1) The $20,834 paid to Mr. Hodson in 1998 over and above his $500,000 annual salary, resulted from a change in the Company's payroll providers and a related change in the timing of salary payments.

 (2) Mr. Hodson was an employee of and was paid a salary by EKI until October 1, 1997 when Mr. Hodson entered into an employment agreement with the Company. Mr. Hodson did not receive any compensation directly from the Company for the first nine months of 1997 and this amount is the actual amount that the Company paid Mr. Hodson in 1997.

 (3) Represents the only bonus ever paid to Mr. Hodson by the Company since its inception.

 (4) Reflects payments under the Company's 401(k) plan.

 (5) Reflects the Company's assumption of the remaining principal balance for an automobile loan on Mr. Hodson's behalf.

 (6) Reflects actual compensation paid to Mr. Truant from the commencement of his employment with the Company on May 1, 1998 through December 31, 1998. Mr. Truant's annual salary during this period was $225,000.

 (7) Reflects actual compensation paid to Mr. Spengler from January 1, 1999 through October 7, 1999, the date of the termination of his employment with the Company. Mr. Spengler's annual salary was $360,000.

 (8) Reflects actual compensation paid to Mr. Spengler from the commencement of his employment with the Company on April 20, 1998 through December 31, 1998. Mr. Spengler's annual salary was $360,000.

 (9) Reflects actual compensation paid to Mr. Hagerty from January 1, 1999 through December 28, 1999, the date of the termination of his employment with the Company. Includes $14,038 in accrued vacation paid upon termination of employment. Mr. Hagerty's annual salary was $300,000.

(10) Reflects actual compensation paid to Mr. Hagerty from the commencement of his employment with the Company on July 27, 1998 through December 31, 1998. Mr. Hagerty's annual salary during this period was $250,000.

STOCK OPTION GRANTS IN 1999

    The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 1999 to the Chief Executive Officer and Named Executive Officers, excluding options granted in the officer's capacity as a director of the Company.

                                                      INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                    -----------------------------------------------------     VALUE AT ASSUMED
                                    NUMBER OF    % OF TOTAL                                    RATES OF STOCK
                                      SHARES       OPTIONS                                    APPRECIATION FOR
                                    UNDERLYING   GRANTED TO     EXERCISE                       OPTION TERM (1)
                                     OPTIONS      EMPLOYEES       PRICE       EXPIRATION    ---------------------
NAME                                 GRANTED       IN 1999     (PER SHARE)       DATE          5%         10%
----                                ----------   -----------   -----------   ------------   --------   ----------
Simon K. Hodson...................         --          --         $  --                --   $     --   $       --
  Vice Chairman of the Board,
  Chief Executive Officer and
  President

D. Scott Houston..................    250,000        17.0%         5.00        10/01/2009    786,118    1,992,178
  Chief Financial Officer and
  Secretary

Vincent J. Truant.................    200,000        13.6%         5.00        10/01/2009    628,894    1,593,742
  Senior Vice President,
  Marketing, Environmental Affairs
  and Public Relations

William F. Spengler...............         --          --            --                --         --           --
  Former Senior Vice President and
  Chief Financial Officer

Michael Hagerty...................    200,000(2)     13.6%         5.00        10/01/2009(2)        0(2)          0(2)
  Former Vice President and Chief
  Technology Officer

------------------------------

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. In each case, the Company used the market price of the Common Stock on the date of grant to compute the potential realizable values. The market price on the date of grant was $5.00 per share for Messrs. Houston, Truant and Hagerty. Each of the options listed in the table is presently out-of-the-money.

(2) These options were cancelled on December 28, 1999.

AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR END OPTION VALUES

    The following table sets forth for the Chief Executive Officer and the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                        OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                        SHARES                     FISCAL YEAR END 1999          FISCAL YEAR END 1999
                                       ACQUIRED       VALUE     ---------------------------   ---------------------------
NAME AND PRINCIPAL POSITION           ON EXERCISE   REALIZED    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
---------------------------           -----------   ---------   -------------   -----------   -------------   -----------
Simon K. Hodson.....................          --         --             --         20,960              --             --
  Vice Chairman of the Board,
  Chief Executive Officer and
  President

D. Scott Houston....................          --         --        281,112        230,888              --     $42,640.50
  Chief Financial Officer and
  Secretary

Vincent J. Truant...................          --         --        256,250         18,750              --             --
  Senior Vice President,
  Marketing, Environmental
  Affairs and Public Relations

William F. Spengler.................          --         --             --             --              --             --
  Former Senior Vice President
  and Chief Financial Officer

Michael Hagerty.....................          --         --             --         25,000              --             --
  Former Vice President and
  Chief Technology Officer

--------------------------

(1) The closing price of the Common Stock on the NASDAQ Market on December 31, 1999 was $4.13.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    Simon Hodson entered into an employment agreement with the Company that expires on September 30, 2000. The agreement provides for an annual salary of $500,000, subject to annual review and increase at the discretion of the Board of Directors. Mr. Hodson may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Compensation Committee of the Board of Directors and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Hodson may be terminated at any time with or without cause upon written notice.

    D. Scott Houston entered into an employment agreement with the Company effective October 15, 1993. Mr. Houston's employment agreement provides for an annual salary of $180,000, subject to annual review and increase at the discretion of the Board of Directors. The Board of Directors increased
Mr. Houston's annual salary to $320,000, effective October 6, 1999.
Mr. Houston's employment agreement provides that his employment is "at will" at the discretion of the Company, and that he may be terminated at any time with or without cause, upon thirty (30) days written notice.

    Vincent J. Truant entered into an employment agreement with the Company with a commencement date of May 1, 1998. The agreement provides for an annual salary of $225,000 and options to acquire 75,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering. Pursuant to the agreement, Mr. Truant received a $50,000 signing bonus. The Board of Directors increased Mr. Truant's annual salary to $250,000 on September 29,

1999. The Board of Directors further increased Mr. Truant's salary to $275,000 effective January 1, 2000. Mr. Truant may also be entitled to receive (i) an annual bonus in an amount equal to one year's base salary, provided certain financial and other milestones are met by Mr. Truant and the Company, as determined by Mr. Truant and the Compensation Committee of the Board of Directors and, in the event such milestones are not met, or are significantly exceeded, such other lesser or greater bonus as the Compensation Committee shall determine and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Truant may be terminated at any time with or without cause upon thirty
(30) days written notice, provided that, if the Company terminates Mr. Truant's employment for other than cause, he shall be entitled to severance pay equal to 100% of his annual base salary.

    William F. Spengler terminated his employment with the Company effective October 7, 1999. Mr. Spengler had entered into an employment agreement with the Company with a commencement date of April 13, 1998. The agreement provided for an annual salary of $360,000 and options to acquire 100,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering. Pursuant to a letter amendment to Mr. Spengler's employment agreement dated May 12, 1999, Mr. Spengler was granted a bonus of $70,000 payable on August 11, 1999 and $70,000 payable on December 15, 1999, although the December 15, 1999 bonus was never paid because Mr. Spengler elected to leave the Company prior to that date.

    Michael Hagerty terminated his employment with the Company effective December 28, 1999. Mr. Hagerty had entered into an employment agreement with the Company with a commencement date of July 27, 1998. The agreement provided for an annual salary of $250,000 and options to acquire 100,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering. The Board of Directors increased
Mr. Hagerty's annual salary to $300,000 effective January 1, 1999. Pursuant to a letter amendment to Mr. Hagerty's employment agreement dated May 12, 1999, Mr. Hagerty was granted a bonus of $270,000, payable on the earlier of December 15, 1999 or the date on which his employment is terminated by the Company for any reason other than "Cause" as that term is defined in the employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All decisions relating to executive compensation during 1999 were made by the Company's Compensation Committee, which was comprised of Messrs. Khashoggi and Rubinstein and Ms. Scarlett. None of the members were officers of the Company in 1999. Mr. Khashoggi is the controlling shareholder in EKI, the Company's principal stockholder with which the Company has certain relationships and related transactions described below. EKI owns a 57.9% beneficial ownership interest in the Company.

    LICENSE AGREEMENT AND PATENT ALLOCATION AGREEMENT

    Pursuant to an Amended and Restated License Agreement between the Company and EKI (the "License Agreement"), the Company has been granted a world-wide, exclusive, royalty-free license to utilize and sublicense others to utilize EKI's propriety technology in manufacturing, selling, and otherwise commercially developing EarthShell foodservice disposables. The License Agreement grants the Company exclusive rights to issued patents, pending patents and trade secrets to the extent that they relate to foodservice disposables produced from inorganic-based materials. The Company also has certain business, reporting, indemnification and confidentiality obligations under the License Agreement.

    The Company and EKI entered into an Amended and Restated Agreement for Allocation of Patent Costs (the "Patent Agreement"), effective October 1, 1997, which supersedes certain provisions of the License Agreement and the Agreement for Allocation of Patent Costs between the Company and EKI (the "Prior Patent Agreement"), which terminated on September 30, 1997. Under the Patent Agreement, until September 30, 1999, the Company was obligated to pay all costs associated with prosecuting, filing, maintaining or acquiring patents and patent applications in connection with patents and patent applications that are directly related to foodservice disposables. After September 30, 1999, the Company is obligated to pay all costs associated with prosecuting, filing, maintaining or acquiring patents and patent applications in connection with technology that primarily benefits the foodservice disposable applications licensed to the Company (as compared with applications of such patents and patent applications outside the foodservice disposables field of use). EKI will pay for all other patent related costs. EKI and the Company will review, on a biennial basis, the comparative benefits of each existing patent and patent application to determine whether the foodservice disposables licensed to the Company derive the principal benefits from the patent or patent application in question and will allocate the associated patent costs for the ensuing two-year period accordingly. No party will have the right to be reimbursed for any costs following notification in writing by the other party that it does not desire to incur such costs. Under the Patent Agreement, the Company paid legal fees amounting to $644,584 in 1999.

    On February 16, 1998, EKI entered into a patent purchase agreement with a third party for the purchase of certain technology that is applicable to starch-based disposable packaging. Pursuant to the terms of the License Agreement, EKI is licensing such technology to the Company. In connection with this purchase, the Company entered an agreement to pay to EKI (for payment to the seller of the technology) $3.5 million on or about December 31, 2003. The Company's obligation will be reduced by 5% of the purchase price of any equipment purchased by EKI, the Company or its licensees or joint ventures from the seller of the technology. In addition, the Company is required to pay
$3 million over the five-year period commencing January 1, 2004 if EKI, the Company or the Company's licensees or joint ventures have not purchased, by December 31, 2003, at least $35 million of equipment from the seller of the technology and EKI, the Company or the Company's licensees or joint ventures actively use the purchased technology.

    TECHNICAL SERVICES AGREEMENT

    In addition to the License Agreement and the Patent Agreement, effective October 1, 1997, the Company and EKI entered into an Amended and Restated Technical Services Agreement (the "Technical Services Agreement") which superseded the prior technical services agreement (the "Prior Technical Services Agreement") that was entered into between the Company and EKI on July 1, 1994 and which terminated on September 30, 1997. Pursuant to the Technical Services Agreement, which expires on December 31, 2002, the Company has a first priority right to the services of certain EKI technical personnel for technical services specifically requested by the Company based on established hourly billing rates and the Company reimburses EKI for out-of-pocket expenses related to specific research projects. The intercompany rates were compared to a market rate study previously prepared by an independent third party provider of similar services and were within the range of average market rates for each job classification. In addition, the Technical Services Agreement extends the sublease of the Company's office space in Santa Barbara, comprising approximately 1,600 square feet, through March 31, 2001, subject to the right of the Company to terminate the sublease on 30 days' written notice. In 1999, The Company paid or accrued $11,663,499 in costs for services performed under the Technical Services Agreement and $67,200 in sublease payments. Pursuant to resolutions adopted by the Board of Directors in 1999, the Company reimbursed EKI $146,909 for salaries and benefits paid by EKI for administrative support personnel during the 12 months ended December 31, 1999.

    INDEBTEDNESS OWED TO EKI

    As of December 31, 1999, the indebtedness owed by the Company to EKI totaled $1,385,737 under the Technical Services Agreement and the Patent Allocation Agreement.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee (the "Committee") of the Board of Directors of EarthShell Corporation is pleased to present its annual report on executive compensation. This report describes the function of the Compensation Committee, the objectives of the Company's executive compensation program, the various components of compensation, and explains the basis upon which 1999 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the officers that are named in the compensation tables.

COMPENSATION COMMITTEE CHARTER

    The Committee is charged with the following responsibilities:

    - reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company;

    - reviewing and commenting on new executive compensation programs that the Company proposes to adopt;

    - periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

    - ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders;

    - participating in the preparation of certain portions of the Company's annual proxy statement;

    - if necessary, hiring a compensation expert to provide independent advice on compensation levels; and

    - ensuring that the Company undertakes appropriate planning for management succession and advancement.

COMPENSATION PHILOSOPHY

    The primary objective of the Company's executive compensation program is to help the Company to achieve its strategic business objectives and to create value for the Company's stockholders by attracting, motivating and retaining highly qualified employees with outstanding ability. In addition, the compensation program is designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect Company profits. The compensation program strives to align compensation methods with stockholder interests to achieve desired results and, above all, to pay for performance.

COMPENSATION COMPONENTS

    The Company's executive compensation program consists of a mixture of base salary, cash bonuses and stock options. In determining the mix and total amount of compensation for each executive officer, the Compensation Committee subjectively considers the executive's overall value to the Company including past and expected contributions by the officer to the Company's goals. In addition, the Compensation Committee strives to balance short-term and long-term incentive compensation to achieve desired results.

    Shortly following the Company's initial public offering in March 1998, anticipating that it would be hiring several new executives as part of its next stage of development, the Company commissioned SCA Consulting LLC ("SCA"), a Los Angeles based executive compensation consulting firm, to update its executive compensation strategy and total pay structure. As part of its assignment, SCA developed a study of the compensation practices of newly public, development stage companies. The Compensation Committee will reference this study as it administers each of the three components of its executive compensation program to ensure that its compensation practices are competitive and that the overall compensation package appropriately attracts, motivates, rewards, and retains key employees with outstanding abilities.

    BASE SALARY. The Company has historically determined base salary for its executives based on qualifications, job requirements and competitive market salaries that such qualifications and job requirements command. As the Company grows, it will continue to rely on peer group competitive compensation practices to remain consistent and competitive in its compensation practices.

    Pursuant to an employment agreement effective October 15, 1993, Mr. D. Scott Houston, Chief Financial Officer and Secretary, received base compensation of $290,311, reflecting the effects of various adjustments since 1993, including a mid-year base salary increase from $280,000 to $320,000. The Company paid base compensation to Mr. Vincent Truant, Senior Vice President, Marketing, Environmental Affairs and Public Relations, in the amount of $231,666 for his services to the Company during 1999, reflecting the effects of his mid-year base salary increase from $225,000 to $250,000. In addition, the Company paid to each of Mr. William Spengler, former Senior Vice President and Chief Financial Officer and Mr. Michael Hagerty, former Vice President and Chief Technology Officer in the amounts of $304,616 and $314,038, respectively, for the portion of the year that each of them was employed by the Company in 1999, reflecting that portion of their respective base salaries of $360,000 and $300,000.

    Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be adjusted based upon their assessment of the individual's contribution to and financial growth of the Company as well as competitive pay levels. Based on the annual review of the Compensation Committee of the Board of Directors, Mr. Houston was granted a base salary increase of approximately 14% from $280,000 to $320,000 on October 6, 1999, but effective October 1, 1999. This increase brought his base salary in line with the mid-point of the Company's compensation peer group for Chief Financial Officers. Also based on the annual review of the Compensation Committee of the Board of Directors, Mr. Truant was granted a base salary increase of approximately 11% from $225,000 to $250,000 on October 6, 1999, but effective October 1, 1999. Mr. Truant was granted an additional 10% increase in his base salary from $250,000 to $275,000, effective January 1, 2000.

    BONUS. Bonuses may be granted for a fiscal year after the financial results for that fiscal year become available. The Compensation Committee meets to consider annual bonuses for each executive based on individual performance as well as overall financial results of the Company for the year. There is no plan requiring that bonuses be paid. However, pursuant to their employment agreements, certain executive officers may be entitled to receive an annual bonus, the actual amount of which shall be determined in the sole discretion of the Compensation Committee.

    In May 1999 the Committee granted bonuses to Messrs. Truant, Spengler and Hagerty in the amounts of $225,000, $430,000 and $570,000, respectively, in recognition of their special efforts relating to the Company's announcement of readiness for initial shipment of sandwich containers and for additional services provided to the Company.

    Based on the annual review of the Compensation Committee in 1999 the Committee granted bonuses to Messrs. Truant and Houston in the amounts of $126,000 and $145,000, respectively.

    During 2000, the Compensation Committee will consider bonus compensation in light of the accomplishment of specific milestones developed by management in support of the 2000 strategic plan.

    STOCK OPTIONS. The Company believes that significant equity interests in the Company in the form of stock options held by the Company's management serve to align the interests of the executive management team with shareholder interests. The Stock Option Committee, comprised of members of the Board of Directors, may grant stock options and restricted stock to executives and other key employees of the Company pursuant to the 1995 Stock Incentive Plan. In 1999, options to acquire 250,000, 200,000 and 200,000 shares of the Company's Common Stock were granted to Messrs. Houston, Hagerty and Truant, respectively, at an exercise price of $5.00 per share which equals the fair market value of the Company's Common Stock on the date of grant.

    The Stock Option Committee will continue to consider various methods to provide additional incentives to management and employees of the Company, including granting additional stock options and/or restricted stock. In determining the grants of stock options and restricted stock, the Stock Option Committee will take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient as well as the amount of prior grants.

COMPENSATION TO CHIEF EXECUTIVE OFFICER IN 1999

    Pursuant to an employment agreement effective October 15, 1997, Mr. Simon Hodson, the Company's Chief Executive Officer, received base compensation of $500,000 during 1999.

    Mr. Hodson's base salary was initially established by the Board of Directors prior to the formation of the Compensation Committee. It was based on the Board's assessment that Mr. Hodson was uniquely qualified to lead the Company through its early development stages. The Board determined that his vision for the Company, both from a technical and business viewpoint, would be pivotal to bringing the Company to the verge of commercializing its first product lines.

    A founder of the Company and co-innovator of the technology, Mr. Hodson has been a driving force in making the Company--as a corporation and as a new packaging concept--a reality. His concern for the environment, coupled with his visionary leadership and commitment, has helped the Company achieve its current state of development.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation over $1 million to certain executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company did not pay any compensation in 1999 that would be subject to Code Section 162(m). The Compensation Committee intends to establish policies regarding qualification of compensation under
Section 162(m) of the Code to the extent it considers such policies appropriate.

                                        SUBMITTED BY THE COMPANY'S COMPENSATION
                                       COMMITTEE

                                        Essam Khashoggi
                                       Jerold H. Rubinstein
                                       Lynn Scarlett

                            STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total return of the Company, the S&P 500 Index and the Dow Jones Containers & Packaging Industry Group (USA). The measurement period for the comparison of the cumulative total return is from March 24, 1998, the first day of trading of the Common Stock on the National Association of Securities Dealers Automated Quotation System National Market (the "NASDAQ Market"), to December 31, 1999. The comparison assumes $100 was invested on March 24, 1998 in the Company's Common Stock and the foregoing index and assumes reinvestment of dividends before consideration of income taxes.

    The stock performance depicted in the graph below is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
SINCE MARCH 24, 1998
                                                   EarthShell Index  S&P 500 Index  Dow Jones CTR
3/24/98                                                         100            100            100
4/30/98                                                          62            104             98
5/31/98                                                          48            102             97
6/30/98                                                          41            106             87
7/31/98                                                          37            105             83
8/31/98                                                          23             90             68
9/30/98                                                          31             95             61
10/31/98                                                         39            103             70
11/30/98                                                         58            109             76
12/31/98                                                         51            116             77
1/31/99                                                          46            120             76
2/28/99                                                          40            117             70
3/31/99                                                          41            121             70
4/30/99                                                          41            126             82
5/31/99                                                          32            123             82
6/30/99                                                          30            130             84
7/31/99                                                          29            126             79
8/31/99                                                          21            125             75
9/30/99                                                          16            122             69
10/31/99                                                         15            130             72
11/30/99                                                         13            132             65
12/31/99                                                         18            140             72

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    All relationships and related transactions reported in this Proxy Statement are included under the caption "Compensation Committee Interlocks and Insider Participation."

                                 OTHER MATTERS

    SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL
MEETING. Stockholders interested in presenting a proposal for consideration at the Company's 2001 annual meeting of stockholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Act of 1934 and the Company's Bylaws. To be eligible for inclusion in the proxy statement and proxy card, stockholders proposals must be received by the Company's Secretary at the Company's offices at 800 Miramonte Drive, Santa Barbara, California 93109 no later than December 15, 2000. Stockholders who intend to present a proposal at the 2001 annual meeting, without including such proposal in the Company's proxy statement, must provide the Company's Secretary with written notice of such proposal no later than February 28, 2001.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Based solely upon a review of Securities and Exchange Commission Forms 3, 4 and 5 furnished to the Company and certain written representations, the Company believes that all reports required by Section 16(a) of the Exchange Act with respect to the Company's fiscal year ended December 31, 1999 have been filed by its officers and directors, except that (i) a Form 3 Statement of Beneficial Ownership of Securities was inadvertently filed late by Ms. Scarlett, (ii) one transaction was inadvertently not timely reported on a Form 4 Statement of Beneficial Ownership that was filed by Mr. Marsh, and (iii) one transaction was inadvertently not timely reported on a Form 5 Annual Statement of Changes in Beneficial Ownership that was filed by Mr. Hodson.

    OTHER MATTERS. The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

    ANNUAL REPORT. The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 1999, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. SUCH REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 800 MIRAMONTE DRIVE, SANTA BARBARA, CALIFORNIA 93109-1419.

    ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ D. Scott Houston

                                          D. Scott Houston
                                          SECRETARY

Santa Barbara, California
April 14, 2000

                             EARTHSHELL CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of EarthShell Corporation, a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints Simon K. Hodson and D. Scott Houston and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on May 12, 2000, at 10:00 A.M. Pacific Daylight Time, at the Radisson Hotel, 1111 E. Cabrillo Blvd., Santa Barbara, California, and at any adjournments thereof in connection therewith to vote and represent all of the shares of common stock of said corporation which the undersigned would be entitled to vote, as follows:

(1) ELECTION OF DIRECTORS

   / /  FOR the nominees listed below                    / /  WITHHOLD AUTHORITY
                                                         to vote for the
                                                         nominees listed below

   If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

        ESSAM KHASHOGGI                     LAYLA KHASHOGGI
        SIMON K. HODSON                     JEROLD H. RUBINSTEIN
        JOHN DAOUD                          HOWARD J. MARSH
                                            LYNN SCARLETT

(2) OTHER BUSINESS: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             EARTHSHELL CORPORATION

    Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                 Signature (if held jointly)

                                              Date:
                                              ----------------------------------

                                              Please sign your name exactly as
                                              it appears on this Proxy. When
                                              signing as an attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

       WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE
    AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.
     I/we plan  / /  do not plan  / /  to attend the stockholders meeting.